Exhibit 99.1

Tigo Energy Reports Record Revenues and Gross
Profit For Second Quarter 2023

2023 Year-over-Year Quarterly and First Half Revenue Increased to $68.8 Million and to $118.9
Million, Respectively

Gross Profit of $25.9 million, or 37.6% of Revenues

CAMPBELL, Calif. – August 8, 2023 – Tigo Energy, Inc. (“Tigo”, or the “Company”), a leading provider of intelligent solar and energy storage solutions, today reported unaudited financial results for the second quarter ended June 30, 2023 and financial guidance for the third quarter ending September 30, 2023.

Second Quarter 2023 Financial and Operational Highlights

●	Record revenue of $68.8 million, up 290% compared to $17.6 million in the second quarter of 2022.

●	Record gross profit of $25.9 million, up 368% compared to $5.5 million in the second quarter of 2022, with gross profit margin improving to 37.6% from 31.4% in the second quarter of 2022.

●	Net loss of $22.2 million, compared to net income of $0.2 million in the second quarter of 2022. Net loss includes the mark-to-market impact of $38.3 million related to the conversion feature of the convertible note, partially offset by a discrete tax benefit of $10.9 million in the quarter.

●	Adjusted EBITDA totaled $13.6 million for the second quarter 2023, compared to adjusted EBITDA of $0.8 million in the second quarter of 2022.

●	Closed business combination agreement with Roth CH Acquisition IV Co. (“Roth CH IV”) on May 23, 2023.

●	Announced licensing agreement with GoodWe Technologies Co., Ltd. (“GoodWe Technologies”) to deploy Tigo Module-Level Rapid Shutdown Technology in the GoodWe Rapid Shutdown Device.

Management Commentary

“Tigo achieved a record-setting financial quarter with a number of significant accomplishments, including reaching the highest revenue and gross profit in Tigo’s history and completing a successful closing of our business combination as announced in May,” said Zvi Alon, Chairman and CEO of Tigo. “We drove record quarterly revenue of $68.8 million and quarterly adjusted EBITDA of $13.6 million, and our 2023 first half revenues of $118.9 million exceeded all of 2022 revenues. Notably, we saw sequential revenue growth of 37% in the EMEA region and 59% in the Americas. In addition, our EI solution represented 8% of our revenues during the quarter as it continues to gain market acceptance. We recently introduced this offering to the German market and plan to introduce it in additional geographies in the coming quarters.

“We recently started seeing some demand softening in the channel as supply constraints that defined 2022 began to improve in 2023. We believe these supply constraints led to some across-the-board over-ordering that the industry is now facing. However, end market demand remains strong and we have seen a significant increase in installations, which give us confidence that the current market environment is temporary and our overall growth strategy remains intact. Over the longer term, we remain confident that the market is realizing the value of our technology’s open architecture, easy installation, and powerful software position, and that we can continue to outgrow the market.”

Second Quarter 2023 Financial Results

Results compare the 2023 fiscal second quarter ended June 30, 2023 to the 2022 fiscal second quarter ended June 30, 2022, unless otherwise indicated.

●	Revenue for the second quarter 2023 totaled $68.8 million, a 290% increase from $17.6 million in the prior year period.

●	Gross profit for the second quarter 2023 totaled $25.9 million, or 37.6% of total revenue, a 368% increase from $5.5 million, or 31.4% of total revenue, in the prior year period.

●	Total operating expenses for the second quarter 2023 totaled $17.2 million, a 250% increase from $4.9 million in the prior year period. The increase was primarily due to the impact of M&A transaction costs of $4.1 million and higher headcount to support the Company’s growth initiatives.

●	Net loss for the second quarter 2023 totaled $22.2 million, compared to net income of $0.2 million for the prior year period. Net loss includes the mark-to-market impact of $38.3 million related to the conversion feature of the convertible note, partially offset by a discrete tax benefit of $10.9 million in the quarter.

●	Adjusted EBITDA totaled $13.6 million for the second quarter 2023, compared to adjusted EBITDA of $0.8 million for the prior year period.

●	Cash, cash equivalents, and marketable securities totaled $62.0 million at June 30, 2023.

Third Quarter 2023 Outlook

The Company also provides guidance for the third quarter ending September 30, 2023 as follows:

●	Revenues are expected to be within the range of $41 million to $45 million.

●	Adjusted EBITDA is expected to be within the range of $1 million to $3 million.

Actual results may differ materially from the Company’s guidance as a result of, among other things, the factors described below under “Forward-Looking Statements”.

Conference Call

Tigo management will hold a conference call today, August 8, 2023, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss these results. Company CEO Zvi Alon and CFO Bill Roeschlein will host the call, followed by a question-and-answer period.

Registration Link: Click here to register

Please register online at least 10 minutes prior to the start time. If you have any difficulty with registration or connecting to the conference call, please contact Gateway Group at (949) 574-3860.

The conference call will be broadcast live and available for replay here and via the Investor Relations section of Tigo’s website.

About Tigo Energy, Inc.

Founded in 2007, Tigo is a worldwide leader in the development and manufacture of smart hardware and software solutions that enhance safety, increase energy yield, and lower operating costs of residential, commercial, and utility-scale solar systems. Tigo combines its Flex MLPE (Module Level Power Electronics) and solar optimizer technology with intelligent, cloud-based software capabilities for advanced energy monitoring and control. Tigo MLPE products maximize performance, enable real-time energy monitoring, and provide code-required rapid shutdown at the module level. The Company also develops and manufactures products such as inverters and battery storage systems for the residential solar-plus-storage market. For more information, please visit www.tigoenergy.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. These forward-looking statements are based upon the current beliefs and expectations of Tigo’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

In addition to factors previously disclosed, or that will be disclosed in, our reports filed with the SEC, factors which may cause actual results to differ materially from current expectations include, but are not limited to, our ability to effectively develop and sell our product offerings and services, our ability to compete in the highly-competitive and evolving solar industry; our ability to manage risks associated with seasonal trends and the cyclical nature of the solar industry; whether we continue to grow our customer base; whether we continue to develop new products and innovations to meet constantly evolving customer demands; our ability to acquire or make investments in other businesses, patents, technologies, products or services to grow the business and realize the anticipated benefits therefrom; our ability to meet future liquidity requirements; our ability to respond to fluctuations in foreign currency exchange rates and political unrest and regulatory changes in international markets into which we expand or otherwise operate in; our failure to attract, hire retain and train highly qualified personnel in the future; and if we are unable to maintain key strategic relationships with our partners and distributors.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the forward-looking statements contained herein are reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward-looking statements as a result of new information, future developments or otherwise occurring after the date of this communication.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measure: Adjusted EBITDA. The presentation of this financial measure is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use Adjusted EBITDA for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We define Adjusted EBITDA, a non-GAAP financial measure, as earnings (loss) before interest expense, income tax expense (benefit), depreciation and amortization, as adjusted to exclude stock-based compensation and merger transaction related expenses. We believe that Adjusted EBITDA provides helpful supplemental information regarding our performance by excluding certain items that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to Adjusted EBITDA in assessing our performance and when planning, forecasting, and analyzing future periods. Adjusted EBITDA also facilitates management’s internal comparisons to our historical performance and comparisons to our competitors’ operating results. We believe Adjusted EBITDA is useful to investors both because it (i) allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (ii) is used by our institutional investors and the analyst community to help them analyze the health of our business.

The items excluded from Adjusted EBITDA may have a material impact on our financial results. Certain of those items are non-recurring, while others are non-cash in nature. Accordingly, Adjusted EBITDA is presented as supplemental disclosure and should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with GAAP.

There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.

We refer investors to the reconciliation Adjusted EBITDA to net income (loss) included below. A reconciliation for Adjusted EBITDA provided as guidance is not provided because, as a forward-looking statement, such reconciliation is not available without unreasonable effort due to the high variability, complexity, and difficulty of estimating certain items such as charges to stock-based compensation expense and currency fluctuations which could have an impact on our consolidated results.

Investor Relations Contacts

Matt Glover or Tom Colton
Gateway Group, Inc.
(949) 574-3860
TYGO@gateway-grp.com

Tigo Energy, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2023	December 31, 2022
	(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$11,725	$36,194
Restricted cash	—	1,523
Marketable securities	43,909	—
Accounts receivable, net	45,820	15,816
Inventory, net	50,639	24,915
Deferred issuance costs	—	2,221
Notes receivable	—	456
Prepaid expenses and other current assets	3,782	3,967
Total current assets	155,875	85,092
Property and equipment, net	2,837	1,652
Operating right-of-use assets	2,810	1,252
Marketable securities	6,335	—
Intangible assets, net	2,327	—
Deferred tax assets	11,147	—
Other assets	722	82
Goodwill	13,079	—
Total assets	$195,132	$88,078
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$54,120	$23,286
Accrued expenses and other current liabilities	10,332	4,382
Deferred revenue, current portion	436	950
Warranty liability, current portion	493	392
Operating lease liabilities, current portion	1,135	578
Current maturities of long-term debt	—	10,000
Total current liabilities	66,516	39,588
Warranty liability, net of current portion	5,000	3,959
Deferred revenue, net of current portion	186	172
Long-term debt, net of current maturities and unamortized debt issuance costs	27,084	10,642
Operating lease liabilities, net of current portion	1,804	762
Preferred stock warrant liability	—	1,507
Convertible note derivative liability	61,776	—
Other long-term liabilities	2,332	—
Total liabilities	164,698	56,630
Convertible preferred stock	—	87,140
Stockholders’ equity (deficit):
Common stock	6	1
Additional paid-in capital	120,671	6,522
Accumulated deficit	(90,062)	(62,215)
Accumulated other comprehensive income	(181)	—
Total stockholders’ equity (deficit)	30,434	(55,692)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$195,132	$88,078

Tigo Energy, Inc. and Subsidiaries

Condensed Consolidated Statement of Income

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue, net	$68,826	$17,639	$118,884	$27,558
Cost of revenue	42,920	12,107	74,609	19,343
Gross profit	25,906	5,532	44,275	8,215
Operating expenses:
Research and development	2,424	1,419	4,638	2,855
Sales and marketing	5,163	2,272	9,935	4,341
General and administrative	9,654	1,231	13,217	1,981
Total operating expenses	17,241	4,922	27,790	9,177
Income (loss) from operations	8,665	610	16,485	(962)
Other expenses (income):
Change in fair value of preferred stock warrant and contingent shares liability	2,608	8	3,120	8
Change in fair value of derivative liability	38,251	—	38,251	—
Loss on debt extinguishment	—	—	171	3,613
Interest expense	1,587	400	2,365	849
Other (income) expense, net	(672)	24	(1,223)	87
Total other expenses, net	41,774	432	42,684	4,557
(Loss) income before income tax expense	(33,109)	178	(26,199)	(5,519)
Income tax benefit	(10,933)	—	(10,933)	—
Net (loss) income	(22,176)	178	(15,266)	(5,519)
Dividends on Series D and Series E convertible preferred stock	(1,248)	(1,350)	(3,399)	(2,140)
Net loss attributable to common stockholders	$(23,424)	$(1,172)	$(18,665)	$(7,659)

Loss per common share
Basic	$(0.84)	$(0.24)	$(1.09)	$(1.59)
Diluted	$(0.84)	$(0.24)	$(1.09)	$(1.59)
Weighted-average common shares outstanding
Basic	27,750,374	4,836,316	17,174,936	4,824,468
Diluted	27,750,374	4,836,316	17,174,936	4,824,468

Tigo Energy, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2023	2022
Cash Flows from Operating activities:
Net loss	$(15,266)	$(5,519)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	536	226
Reserve for inventory obsolescence	410	—
Change in fair value of preferred stock warrant and contingent shares liability	3,120	8
Change in fair value of derivative liability	38,251	—
Deferred income taxes	(11,147)	—
Non-cash interest expense	982	150
Stock-based compensation	863	52
Allowance for credit losses	170	58
Loss on debt extinguishment	171	3,613
Non-cash lease expense	415	—
Accretion of interest on marketable securities	(204)	—
Changes in operating assets and liabilities:
Accounts receivable	(30,057)	(5,100)
Inventory	(26,134)	323
Prepaid expenses and other assets	167	(1,017)
Accounts payable	30,254	(77)
Accrued expenses and other liabilities	2,267	743
Deferred revenue	(500)	(10)
Warranty liability	1,142	269
Deferred rent	—	(135)
Operating lease liabilities	(374)	—
Net cash used in operating activities	$(4,934)	$(6,416)
Investing activities:
Purchase of marketable securities	(50,221)	—
Acquisition of fSight	(16)	—
Purchase of intangible assets	(450)	—
Purchase of property and equipment	(1,510)	(308)
Disposals of property and equipment	73	—
Net cash used in investing activities	$(52,124)	$(308)
Financing activities:
Proceeds from Convertible Promissory Note	50,000	—
(Repayment of) proceeds from Series 2022-1 Notes	(20,833)	25,000
Repayment of Senior Bonds	—	(10,000)
Payment of financing costs	(354)	(3,483)
Proceeds from sale of Series E convertible preferred stock	—	21,845
Proceeds from Business Combination	2,238	—
Proceeds from exercise of stock options	106	23
Payment of tax withholdings on stock options	(91)	—
Net cash provided by financing activities	$31,066	$33,385
Net (decrease) increase in cash and restricted cash	(25,992)	26,661
Cash, cash equivalents, and restricted cash at beginning of period	37,717	7,474
Cash, cash equivalents, and restricted cash at end of period	$11,725	$34,135

Tigo Energy, Inc. and Subsidiaries

Non-GAAP Financial Measures

(in thousands)

(unaudited)

Reconciliation of Net (Loss) Income (GAAP) to Adjusted EBITDA (Non-GAAP)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net (loss) income	$(22,176)	$178	$(15,266)	$(5,519)
Adjustments:
Total other expenses, net	41,774	432	42,684	4,557
Income tax benefit	(10,933)	—	(10,933)	—
Depreciation and amortization	294	114	536	226
Stock-based compensation	497	26	863	52
M&A transaction expenses	4,113	—	4,246	—
Adjusted EBITDA	$13,568	$750	$22,130	$(684)

We encourage investors and others to review our financial information in its entirety and not to rely on any single financial measure.